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CUSIP No.  139908 10 7



                             JOINT FILING AGREEMENT
                             ----------------------


         In accordance with Rule 13d-l(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of a statement on Schedule 13G with respect to the common stock, $0.001 par value, of Capita Research Group, Inc. This joint Filing Agreement shall be included as an exhibit to such
Schedule 13G.
         IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 6th day of June 1998.

                                   THE MERIBEAU COMPANY INTERNATIONAL, INC.


                                   By: Alexandra Kline
                                       -------------------------------
                                           Alexandra Kline, President
[Corporate Seal]

                                   Attest: Michael Kline
                                           ---------------------------
                                           Michael J. Kline, Secretary

                                   Michael J. Kline
                                   -----------------------------------
                                   Michael J. Kline

                                   Alexandra Kline
                                   -----------------------------------
                                   Alexandra Kline



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